UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2007

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland 20814
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2007, CoStar Group, Inc. (“CoStar” or the “Company”) announced the appointment of Brian J. Radecki as chief financial officer of the Company effective June 5, 2007 and the resignation of Frank A. Carchedi as chief financial officer effective June 5, 2007.  Mr. Carchedi has agreed to continue to serve the Company in order to assist with the transition; he intends to leave the Company's employ before the end of fiscal year 2007.  Mr. Carchedi is resigning for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  A copy of the Company's press release announcing Mr. Radecki’s appointment and Mr. Carchedi’s resignation is attached as Exhibit 99.1.

Mr. Radecki's appointment as the chief financial officer of the Company was approved by the Audit Committee (the “Committee”) of the Board of Directors.  Mr. Radecki, 36, joined CoStar in 1997 as Corporate Controller and has been employed with the Company since that time.  He has served as Vice President of Research Operations since July 2006.  From February 2001 to July 2006, Mr. Radecki served as our Director of Accounting & Finance. Prior to that, from February 2000 until February 2001, he was Chief Financial Officer of Comps, Inc. (a former wholly owned subsidiary of CoStar). Before joining CoStar, Mr. Radecki was the Accounting Manager at Axent Technologies, Inc. a publicly held international security software company. Prior to Axent, Mr. Radecki worked at Azerty Inc. and the public accounting firm, Lumsden & McCormick, LLP. Mr. Radecki received a B.S. in business administration and dual degree in both accounting and finance from the State University of New York at Buffalo.

Mr. Radecki’s employment is not subject to an employment agreement.  In connection with his appointment, the Compensation Committee of the Board of Directors approved the following compensation for Mr. Radecki:

2007 Base Salary (1)	Option Awards (2)	Stock Awards (3)	2007 Non-Equity Incentive Plan Awards (4)
			Threshold	Target	Maximum
$240,000	3,000	7,391	0%	40%	80%

(1)	Salary effective as of June 5, 2007 for the remainder of 2007.
(2)
Represents the number of shares of Common Stock of the Company underlying the option award.  The option has an exercise price of $54.12 per share, the fair market value of the Company’s common stock on the date of grant, June 5, 2007.  The stock option award was granted under the Company’s 1998 Stock Incentive Plan, as amended.  The option vests over a three-year period in equal, annual installments on each of June 5, 2008, June 5, 2009, and June 5, 2010.  The form of the stock option grant agreement between the Company and Mr. Radecki has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated by reference herein.

(3)
Represents the number of shares subject to the restricted stock award.  The award was valued based on the fair market value of the Company’s common stock on the date of grant, $54.12 per share on June 5, 2007.  The shares of restricted stock were granted under the Company’s 1998 Stock Incentive Plan, as amended.  The shares cliff vest as of the four-year anniversary of the date of grant, June 5, 2011.  The form of the restricted stock agreement between the Company and Mr. Radecki has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated by reference herein.

(4)
Represents the percentage of Mr. Radecki’s base salary on which his 2007 cash bonus award will be computed.  Similar to the Company’s other executive officers, Mr. Radecki’s bonus is based on achievement of a combination of corporate/financial goals and individual/team performance goals.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.             Description

Exhibit 99.1            CoStar Group, Inc. Press Release, dated June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 5, 2007	/s/ Andrew C. Florance

Name: Andrew C. Florance
Title: Chief Executive Officer

Exhibit Index

Exhibit 99.1	CoStar Group, Inc. Press Release, dated June 5, 2007